UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Election of Directors

On January 8, 2009, the Federal Home Loan Bank of Indianapolis (“Bank”) recertified the January 6, 2009 results of the election of independent directors and announced the following:

•

Carl Liedholm, Professor of Economics at Michigan State University, East Lansing, MI, has been elected to serve a four-year term on the Board of Directors (“Board”), ending December 31, 2012. Liedholm will serve on the Bank’s Affordable Housing and Finance Committees; and

•

Jonathan P. Bradford, an incumbent director, President & CEO of Inner City Christian Federation, Grand Rapids, MI, has been elected to serve a four-year term on the Board, ending December 31, 2012. Bradford also serves as a public interest director. Bradford will serve as Vice Chairman of the Bank’s Affordable Housing Committee, along with service on the Finance Committee; and

•

Robert D. Long, an incumbent director, Corporate Director and Audit Committee Chair at Kenra, Ltd., Indianapolis, IN, has been elected to serve a three-year term on the Board, ending December 31, 2011. Long formerly served as auditing partner and managing partner of KPMG, LLP in Indianapolis, IN before his retirement in December 2006. Long will serve as Vice Chairman of the Bank’s Audit and Finance Committees, along with service on the Human Resources Committee; and

•

Larry Swank, President & CEO of Sterling Group, Inc., Mishawaka, IN, has been duly elected to serve a two-year term on the Board, ending December 31, 2010. Swank will serve on the Bank’s Budget/Information Technology Committee.

The election of independent directors took place in accordance with the terms of the FHLBank Act and the Federal Housing Finance Agency (“Finance Agency”) regulations. By regulation, all individuals proposed to be nominated for independent directorships by the Board must first be verified by the Finance Agency. This verification was conducted by the Finance Agency before the slate selected by the Board was submitted to the members for election. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years’ experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

The newly elected independent directors will be paid director fees in accordance with the Bank’s 2009 Directors’ Compensation and Travel Expense Reimbursement Policy which generally provides for a Bank director (other than chair, vice chair, and committee chairs) that attends all currently scheduled meetings in 2009 to be paid a total of $45,000. Under this policy, the total annual director fee is paid as a combination of a quarterly retainer fee and per-day attendance fees.

There was a press release sent out by the Bank on January 7, 2009 announcing the results of this election, which included an error in the designation of two of the elected independent directors’ terms. To correct this, Mr. Bradford, as public interest director, has now been elected to a four-year term and Mr. Long’s term has been reduced from four years to three years. This information will be sent out to the Bank’s members in a separate mailing.

Item 9.01.	Financial Statements and Exhibits

A copy of the updated letter to shareholders announcing the results of the election is attached as Exhibit 99.1 to this report.

A copy of the Bank’s 2009 Director Compensation and Travel Expense Reimbursement Policy is attached as Exhibit 99.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Updated letter to shareholders dated January 9, 2009

99.2	2009 Director Compensation and Travel Expense Reimbursement Policy